UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 15, 2007

COLORADO INTERSTATE GAS COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-4874	84-0173305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 3.03.  Material Modification to Rights of Security Holders.

On October 15, 2007, Colorado Interstate Gas Company ("CIG") and The Bank of New York Trust Company N.A., as trustee, entered into a Fourth Supplemental Indenture to the Indenture dated as of June 27, 1997, which indenture governs CIG's outstanding 5.95% Senior Notes due March 15, 2015, 6.80% Senior Notes due November 15, 2015 and 6.85% Senior Notes due June 15, 2037.

The fourth supplemental indenture amends the indenture to provide that the covenants in the indenture related to the preservation of CIG's corporate existence and consolidation, merger and sale of assets will not prohibit CIG from conducting a statutory conversion to a non-corporate legal entity such as a general partnership, limited partnership or limited liability company so long as at least one corporation is a co-issuer party to the Indenture and to each series of securities issued under the Indenture and is jointly and severally liable as a primary obligor with respect to the obligations of CIG under the Indenture and such securities, and to make certain other conforming amendments to the indenture.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.A	Fourth Supplemental Indenture dated October 15, 2007 by and between CIG and The Bank of New York Trust Company, N.A., as trustee, to Indenture dated as of June 27, 1999.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLORADO INTERSTATE GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

Dated:  October 15, 2007

  EXHIBIT INDEX

Exhibit Number	Description

4.A	Fourth Supplemental Indenture dated October 15, 2007 by and between CIG and The Bank of New York Trust Company, N.A., as trustee, to Indenture dated as of June 27, 1999.